CERTIFICATION FILED AS EXHIBIT 13(B) TO FORM N-CSR

Name of Issuer:	AMG FUNDS II – AMG CHICAGO EQUITY PARTNERS BALANCED FUND, AMG MANAGERS AMUNDI INTERMEDIATE GOVERNMENT FUND, AMG MANAGERS AMUNDI SHORT DURATION GOVERNMENT FUND AND AMG GW&K ENHANCED CORE BOND FUND

In connection with the Report on Form N-CSR of the above-named issuer that is accompanied by this certification, the undersigned hereby certifies, to his knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Dated: March 9, 2018	/s/ Jeffrey T. Cerutti
Jeffrey T. Cerutti
Principal Executive Officer

CERTIFICATION FILED AS EXHIBIT 13(B) TO FORM N-CSR

Name of Issuer:	AMG FUNDS II – AMG CHICAGO EQUITY PARTNERS BALANCED FUND, AMG MANAGERS AMUNDI INTERMEDIATE GOVERNMENT FUND, AMG MANAGERS AMUNDI SHORT DURATION GOVERNMENT FUND AND AMG GW&K ENHANCED CORE BOND FUND

In connection with the Report on Form N-CSR of the above-named issuer that is accompanied by this certification, the undersigned hereby certifies, to his knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Dated: March 9, 2018	/s/ Thomas Disbrow
Thomas Disbrow Principal Financial Officer